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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2005, with respect to the financial statements of Alteris Therapeutics, Inc. included in the Amendment No. 6 to the Registration Statement (Form S-l No. 333-114353) and related Prospectus of Celldex Therapeutics, Inc. for the registration of shares of its common stock.

                                                                         /s/ Ernst & Young LLP

MetroPark, New Jersey
March 28, 2005

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Consent of Independent Registered Public Accounting Firm